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Exhibit 99.1

Consent Solicitation Statement

        REMINGTON ARMS COMPANY, INC.

Consent Solicitation Relating to its

$200,000,000 Principal Amount of 10 1/2% Senior Notes due 2011 (CUSIP No. 759576AE1)

        Remington Arms Company, Inc., a Delaware corporation (the "Company"), is soliciting consents (the "Consents") upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the "Consent Solicitation Statement") and in the accompanying Consent Letter (the "Consent Letter"), to certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of January 24, 2003 (the "Indenture"), among the Company, U.S. Bank National Association, as Trustee (the "Trustee"), and RA Brands, L.L.C. (the "Guarantor"), pursuant to which the 10 1/2% Senior Notes due 2011 (CUSIP No. 759576AE1) (the "Notes") were issued. This Consent Solicitation Statement is being furnished by the Company to Holders (as defined below) of Notes in connection with the consent solicitation contemplated by the Consent Solicitation Statement and the Consent Letter (the "Consent Solicitation").

        On April 5, 2007, the Company announced that its sole stockholder, RACI Holding, Inc. ("Holding"), will be acquired by American Heritage Arms, LLC, a wholly owned subsidiary of Cerberus Capital Management, L.P. ("Cerberus"), pursuant to a definitive stock purchase agreement (the "SPA", and the transactions contemplated by the SPA, the "Transaction"). See "The Company—The Acquisition". The Proposed Amendments will amend the provisions in the Indenture (i) relating to the definition of "Permitted Holder" (as defined in the Indenture), which is used for the purposes of determining whether a "Change of Control" (as defined in the Indenture) has occurred with respect to the Company, so that Cerberus will be able to acquire the Company without having to make an offer to repurchase the Notes in connection with the acquisition and (ii) relating to the definition of "Sponsors" (as defined in the Indenture) to allow Cerberus to take the place of the existing Sponsors and thus permit the Company to make certain payments and distributions to Cerberus and its affiliates under the Indenture. The Supplemental Indenture to the Indenture (the "Supplemental Indenture") containing the Proposed Amendments will be executed on or promptly following receipt by the Company of the Consent of Holders of at least a majority of the principal amount of the outstanding Notes, excluding Notes owned by the Company or its affiliates (the "Required Consents"). The Supplemental Indenture will become effective upon execution by the Company, the Guarantor and the Trustee, but will provide that the Proposed Amendments will not become operative until such time as the Company notifies the Information Agent (as defined below) and the Trustee that each of the conditions set forth herein, including the closing of the Transaction, is satisfied or waived. The Transaction, which is subject to customary closing conditions, is expected to close in May or June of 2007. If the Consent Solicitation is terminated or withdrawn, or if any of the conditions set forth herein are not satisfied or waived for any reason, the Indenture will remain in effect in its present form.

        The Consent Solicitation is being made to all registered holders of Notes as shown in the records maintained by the Trustee at 5:00 p.m., New York City Time, on April 30, 2007 (such date and time, including as such date and time may be changed from time to time with regard to the Notes, the "Record Date"), and their duly appointed proxies. As of the Record Date, all $200,000,000 principal amount of the Notes were held of record by The Depository Trust Company ("DTC") on behalf of participants in DTC ("DTC Participants"). DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date for whom DTC held Notes (the "Holders") to execute and deliver Consents as if they were Holders as of the Record Date of Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee.

        If the Consent Solicitation is not terminated, and if the Required Consents with regard to the Notes have been received (and not revoked) by 5:00 p.m., New York City time, on May 14, 2007, unless extended (such date and time, as the same may be extended, the "Early Consent Date"), the Company will pay each Holder who has delivered (and not revoked) a valid Consent on or prior to the Early Consent Date a cash payment (the "Early Consent Fee") equal to $5.00 per $1,000 principal amount of Notes in respect of which such Consent has been delivered. If the Consent Solicitation is not terminated, and if the Required Consents with regard to the Notes have been received (and not revoked) by the Early Consent Date, each Holder who has delivered a valid Consent after the Early Consent Date but on or prior to 5:00 p.m., New York City time, on May 21, 2007, unless extended (such date and time, as the same may be extended, the "Expiration Date") will be entitled to receive a cash payment (the "Late Consent Fee") equal to $2.50 per $1,000 principal amount of Notes in respect of which such Consent has been delivered. Holders who do not provide their Consent prior to the Expiration Date will not receive either the Early Consent Fee or the Late Consent Fee. Payment of the Early Consent Fee and the Late Consent Fee will be made promptly following the Company giving notice to the Information Agent and the Trustee that each of the conditions set forth herein, including the closing of the Transaction, has been satisfied or waived (the "Notice Date").

THE EARLY CONSENT DATE OF THE CONSENT SOLICITATION IS 5:00 P.M., NEW YORK CITY TIME, ON MAY 14, 2007, UNLESS EXTENDED. HOLDERS MAY REVOKE THEIR CONSENTS AT ANY TIME PRIOR TO THE DATE THE SUPPLEMENTAL INDENTURE IS EXECUTED. THE EXPIRATION DATE OF THE CONSENT SOLICITATION IS 5:00 P.M., NEW YORK CITY TIME, ON MAY 21, 2007, UNLESS EXTENDED.

        This Consent Solicitation Statement describes the Proposed Amendments and the procedures for delivering and revoking Consents. Please read it carefully. None of the Company, the Guarantor, the Trustee, the Information Agent or the Solicitation Agent (as such terms are defined herein) makes any recommendation as to whether or not Holders should deliver Consents.

The Solicitation Agent for the Consent Solicitation is:

May 1, 2007

IMPORTANT INFORMATION

        Only Holders as of the Record Date may execute Consents and, provided the Proposed Amendments become operative, the Consents will be binding on all Holders and subsequent transferees of the Notes, whether or not such persons delivered valid Consents. If the Record Date is changed with regard to the Notes, only Holders as of the revised Record Date will be entitled to execute Consents.

        Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to D.F. King & Co., Inc., who will act as information agent, tabulation agent and paying agent (in such capacities, the "Information Agent"), at its telephone number set forth on the last page hereof. A Holder also may contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

        DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consents as if they were Holders as of the Record Date of Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee.

        No person has been authorized to give any information or to make any representations in connection with the Consent Solicitation other than those contained in this Consent Solicitation Statement and the Consent Letter, and, if given or made, such information or representations should not be relied upon as having been authorized. The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders of Notes in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

        Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this Consent Solicitation Statement.

HOLDERS OF NOTES SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.

        This Consent Solicitation Statement is solely for the purposes of the Consent Solicitation. Neither the Consent Solicitation nor the delivery of this Consent Solicitation Statement constitutes an offering of Notes or any other security of the Company or any purchase or sale of any securities, including, without limitation, the Notes.

        THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER CONTAIN OR INCORPORATE BY REFERENCE IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE CONSENT SOLICITATION.

        THIS STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This Consent Solicitation Statement and the documents that are incorporated by reference in this Consent Solicitation Statement include forward-looking statements. These forward-looking statements are identified by terms and phrases such as "anticipate", "believe", "intend", "estimate", "expect", "continue", "should", "could", "may", "plan", "project", "predict", "will" and similar expressions and include references to assumptions and relate to the Company's future prospects, developments and business strategies.

        Factors that could cause the Company's actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

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  The Company's ability to make scheduled payments of principal or interest on, or to refinance its obligations with respect to its indebtedness and to comply with the covenants and restrictions contained in the instruments governing such indebtedness will depend on the Company's future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors beyond the Company's control including the responses of competitors, changes in customer inventory management practices, changes in customer buying patterns, regulatory developments and increased operating costs.

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  The degree to which the Company is leveraged could have important consequences, including the following: (i) the Company's ability to obtain additional financing for working capital or other purposes in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds available for operations; (iii) certain of the Company's borrowings will be at variable rates of interest, which could cause it to be vulnerable to increases in interest rates; and (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures.

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  The Company's ability to meet its debt service and other obligations will depend in significant part on customers purchasing the Company's products during the fall hunting season. Notwithstanding the Company's cost containment initiatives and continuing management of costs, a decrease in demand during the fall hunting season for its higher priced, higher margin products would require it to further reduce costs or increase its reliance on borrowings under existing credit facilities to fund operations. No assurance can be given that the Company would be able to reduce costs or increase its borrowings sufficiently to adjust to such a reduction in demand.

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  Lead, copper and zinc prices have experienced significant increases over the past three years primarily due to increased demand (including increased demand from China). Furthermore, fuel and energy costs have increased over the same time period, although at a slower rate of increase. The Company purchases copper, lead, and zinc options contracts (first purchased zinc contracts during second quarter of 2006) to hedge against price fluctuations of anticipated commodity purchases. With the volatility of pricing that the Company has recently experienced, there can be no assurance that it will not see further material adverse changes in commodity pricing or energy costs, and such further changes, were they to occur, could have a material adverse impact on the Company's consolidated financial position, results of operations, or cash flows.

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  Because of the nature of the Company's products, it anticipates that it will continue to be involved in product liability litigation in the future. The Company's ability to meet its product liability obligations will depend (among other things) upon the availability of insurance, the adequacy of its accruals, the ability of E.I. DuPont Nemours & Company and its affiliates

    (collectively "DuPont") to satisfy their obligations, undertaken in connection with the sale in December 1993 (the "1993 Sale") of certain assets to the Company, to indemnify the Company against certain product liability cases and claims and DuPont's agreement to be responsible for certain post-1993 Sale shotgun related costs.

  •
  The Company faces significant competition. The Company's competitors vary according to product line. Certain of these competitors are subsidiaries of large corporations with substantially greater financial resources than the Company. There can be no assurance that the Company will continue to compete effectively with all of its present competition, and the Company's ability to so compete could be adversely affected by its leveraged condition.

  •
  Sales made to Wal-Mart accounted for approximately 18% of the Company's total net revenues in 2006 and 10% of the accounts receivable balance as of December 31, 2006. The Company's sales to Wal-Mart are not governed by a written contract between the parties. In the event that Wal-Mart were to significantly reduce or terminate its purchases of firearms and/or ammunition from the Company, its financial condition or results of operations could be adversely affected.

  •
  The Company utilizes numerous raw materials, including steel, lead, brass, plastics and wood, as well as manufactured parts, which are purchased from one or a few suppliers. Any disruption in the Company's relationship with these suppliers could increase the cost of operations.

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  The purchase of firearms is subject to federal, state and local governmental regulation. Regulatory proposals, even if never enacted, may affect firearms or ammunition sales as a result of consumer perceptions. While the Company does not believe that existing federal and state legislation relating to the regulation of firearms and ammunition has had a material adverse effect on the Company's sales since 2004, no assurance can be given that more restrictive regulations, if proposed or enacted, will not have a material adverse effect on the Company in the future.

  •
  As a manufacturer of firearms, the Company was named as a defendant in certain lawsuits brought by municipalities or organizations challenging manufacturers' distribution practices and alleging that the defendants have also failed to include a variety of safety devices in their firearms. The Company's insurance coverage regarding such claims may be limited. In the event that additional such lawsuits were filed, or if certain legal theories advanced by plaintiffs were to be generally accepted by the courts, the Company's financial condition and results of operations could be adversely affected.

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  Risks associated with the Consent Solicitation, including but not limited to:

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  The possibility that the Transaction may not close; and

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  The Company may not obtain the Required Consents.

        These forward-looking statements are based on the Company's estimates and assumptions and currently available information. The statements include information concerning the Company's possible or assumed future results of operations, and its actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date of this Consent Solicitation Statement, and the Company undertakes no obligation to revise the forward-looking statements included or incorporated by reference in this Consent Solicitation Statement to reflect any future events or circumstances. Factors that could cause or contribute to such differences are discussed in documents that the Company has filed with the Securities and Exchange Commission (the "Commission"). See "Documents Incorporated by Reference".

v

AVAILABLE INFORMATION

        The Company files annual, quarterly and current reports and other information with the Commission. These reports and other information (including the documents incorporated by reference into this Consent Solicitation Statement) may be inspected and copied at the Commission's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at its Washington address or via e-mail, publicinfo@sec.gov. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Branch of Public Reference. The Commission also maintains a website at http://www.sec.gov that contains reports and other information regarding the Company.

        You may obtain a copy of any of these documents filed with the Commission on the Company's web site at http://www.remington.com or by writing or telephoning the Company at the following address:

        Remington Arms Company, Inc.
870 Remington Drive
P.O. Box 700
Madison, North Carolina 27025-0700
Attention: Investor Relations
Phone: (336) 548-8700

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed with or, where otherwise noted, furnished to the Commission by the Company are incorporated by reference:

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  The Company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the Commission on April 2, 2007;

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  The Company's Current Reports on Form 8-K, which were filed with the Commission on January 11, 2007; February 16, 2007; March 22, 2007 (Form 8-K and Form 8-K/A); April 5, 2007 (furnished, but not filed with the Commission); April 10, 2007; April 12, 2007 (Form 8-K/A) and April 30, 2007 (furnished, but not filed with the Commission); and

  •
  All documents filed by the Company specified in Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Consent Solicitation Statement and on or prior to the expiration of the Consent Solicitation shall be deemed to be incorporated in and made a part of this Consent Solicitation Statement by reference from the date of filing such documents.

        In addition, any current report on Form 8-K that the Company furnishes to the Commission which is expressly identified as being incorporated by reference into this Consent Solicitation Statement shall be deemed to be incorporated by reference to this Consent Solicitation Statement.

        Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

        The Information Agent will provide without charge to each person to whom this Consent Solicitation Statement is delivered upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Information Agent at its address set forth on the back cover of this Consent Solicitation Statement.

THE COMPANY

General

        Founded in 1816 and currently operating as a corporation, the Company designs, manufactures and markets a comprehensive line of primarily sporting goods products for the global hunting and shooting sports marketplace under the Remington® brand name. The Company also designs, manufactures and markets products with law enforcement, military, and government applications. The Company's 190-year history gives it a long-established reputation in the marketplace for its products. The Company believes that Remington is a powerful brand in the broader U.S. sporting goods and outdoor recreation markets and that the Company's products are recognized by sportsmen worldwide for their superior value, performance and durability.

        The Company's product lines consist primarily of firearms (shotguns and rifles) and ammunition, as well as hunting and gun care accessories, clay targets, surveillance technology products for the law enforcement and security communities, and powder metal products.

        The Company is incorporated in the State of Delaware, and its principal executive offices are located at 870 Remington Drive, Madison, North Carolina. The Company's telephone number is (336) 548-8700, and its website is at http://www.remington.com. Information on the Company's website is not part of this Consent Solicitation.

        The information about the Company in this Consent Solicitation Statement does not purport to be complete and should be read together with the information contained in the documents incorporated by reference herein. See "Documents Incorporated by Reference".

The Acquisition

        On April 5, 2007, the Company announced that it will be acquired by Cerberus pursuant to a definitive agreement among Cerberus, Holding and Holding's equity holders. More specifically, Holding and its stockholders, stock option holders and deferred stockholders, including the ownership interests represented by Clayton & Dubilier Private Equity Fund IV Limited Partnership and Bruckmann, Rosser, Sherrill & Co. II, L.P., entered into a stock purchase agreement with Cerberus whereby Cerberus has agreed to purchase all shares of Holding's outstanding common stock and all shares of Holding's outstanding redeemable deferred shares. Additionally, all outstanding options to purchase Holding common stock shall immediately vest upon the closing of the Transaction and Holding shall make an option cancellation payment in connection therewith. The Transaction is expected to close in May or June of 2007, although there is no assurance that the Transaction will close at that time. For more information about the Transaction, see the Company's Current Reports on Form 8-K furnished to the Commission on April 5, 2007 (including the exhibit thereto) and filed with the Commission on April 12, 2007 (including the SPA filed as an exhibit thereto), each of which are incorporated herein by reference. See "Documents Incorporated by Reference".

Description of the Consent Solicitation

        Under the Indenture, the Transaction would result in a "Change of Control" (as defined in the Indenture), which would give each Holder a right ("Put Right") to require that the Company purchase such Holder's Notes at a price of 101% of the principal amount of such Notes, plus accrued and unpaid interest. Although Cerberus has obtained a financing commitment from a third party to meet this potential obligation, Cerberus' has advised the Company that its intention is to obtain the necessary consents so that the indebtedness evidenced by the Notes can remain outstanding. Accordingly, this Consent Solicitation seeks to amend the definition of "Permitted Holder" under the Indenture so that it replaces references to existing equity owners of Holding with references to Cerberus, and therefore the Transaction (and certain other transactions) will not result in a Change of Control or provide each Holder with a Put Right under the Indenture. See "The Proposed Amendments".

        The Indenture also permits certain fees to be paid, and certain expenses to be reimbursed, to the current "Sponsors" (as defined in the Indenture) and their affiliates. The Consent Solicitation seeks to amend the Indenture to replace the current Sponsors with Cerberus so that such fees and expenses may be paid to Cerberus and its affiliates. We note that the Consulting Agreements (as defined in the Indenture) between the Company, Holding and the current Sponsors, pursuant to which each of the two current Sponsors are entitled to, among other things, annual fees of $500,000 ($1 million in the aggregate) for management and financial consulting services provided to the Company, are being terminated as part of the Transaction. Consequently, Cerberus will not be receiving an annual management fee from the Company pursuant to the existing Consulting Agreements.

        The Company is undertaking this Consent Solicitation at the request of Cerberus, so that the Notes can remain in place following the Transaction, and the Company will be permitted to make certain payments to Cerberus, as the Company's new owner, and its affiliates, that the Company is currently permitted to make to the existing Sponsors and their affiliates, with the exception of the annual management fee permitted pursuant to the existing Consulting Agreements as discussed above.

Recent Developments

        For the quarter ended March 31, 2007, the Company's net sales increased 6.0%, to $102.3 million, as compared to net sales of $96.5 million for the quarter ended March 31, 2006; and its Adjusted EBITDA (calculated in accordance with the definition in the Company's most recent Form 10-K) increased 228.3%, to $15.1 million, as compared to Adjusted EBITDA of $4.6 million for the first quarter ended March 31, 2006. For more information see the Company's Current Report on Form 8-K furnished to the Commission on April 30, 2007 (including the exhibit thereto), which is incorporated herein by reference. See "Documents Incorporated By Reference". As of March 31, 2007, the outstanding balance on the Company's existing revolving credit facility was $48.2 million and the Company had approximately $3 million of other indebtedness. Cerberus has advised the Company that upon the closing of the Transaction, Cerberus currently intends to contribute approximately $118 million to purchase the equity and certain outstanding notes of Holding, and make certain option cancellation payments, and intends to obtain all necessary waivers, amendments and consents so that the Company's existing revolving credit facility remains outstanding. The Company expects to fund approximately $15 million of the Transaction expenses with its existing revolving credit facility to the extent permitted by the Indenture.

Adjusted EBITDA

        This Consent Solicitation Statement contains the non-GAAP financial measure "Adjusted EBITDA". (For the purposes of this Consent Solicitation Statement, the term "GAAP" shall mean United States (U.S.) generally accepted accounting principles.) The Company primarily evaluates its performance based on Adjusted EBITDA. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used, and is substantially similar to the measure "Consolidated EBITDA" that is used in the Indenture. In addition to adjusting net income to exclude income taxes, interest expense, and depreciation and amortization, Adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA", such as non-cash items, gain or loss on asset sales or write-offs, extraordinary, unusual or nonrecurring items, and certain "special payments" to Company employees who hold options and deferred shares in respect of the common stock of the Company's sole stockholder, Holding, consisting of amounts that are treated as compensation expense by the Company and are paid in connection with payments of dividends to holders of Holding common stock.

        In managing the Company's business, the Company utilizes Adjusted EBITDA to evaluate performance of the Company's business segments and allocate resources to those business segments. The Company believes that Adjusted EBITDA provides useful supplemental information to investors and enables investors to analyze the results of operations in the same way as management.

        Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company's performance because it is a commonly used financial analysis tool for measuring and comparing companies in the Company's industry in areas of operating performance. The Company's management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company's operations that, when coupled with the GAAP results and the reconciliation to GAAP net income, provides a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business.

        Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the Company's performance or as an alternative to net cash provided by operating activities as a measure of liquidity. The primary material limitations associated with the use of Adjusted EBITDA as compared to GAAP net income is (i) it may not be comparable to similarly titled measures used by other companies in the Company's industry, and (ii) it excludes financial information that some may consider important in evaluating the Company's performance. The Company compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA and GAAP net income, including providing a reconciliation of Adjusted EBITDA to GAAP net income, to enable investors to perform their own analysis of the Company's operating results.

        A complete reconciliation containing adjustments from GAAP Net Income to Adjusted EBITDA is included below.

        The following table illustrates the calculation of Adjusted EBITDA, by reconciling Net Income (Loss) to Adjusted EBITDA (amounts in millions):

	Unaudited
	Three Months Ended March 31,
	2007	2006
Net Income (Loss)	$4.8	$(7.3)
Adjustments:
Depreciation Expense	2.5	2.4
Interest Expense (A)	6.4	6.8
Other Noncash Charges (B)	0.6	1.6
Non-Recurring Charges (C)	0.4	0.6
Equity in Losses From Unconsolidated Joint Venture	—	0.3
Income Tax Expense	0.4	0.2

Adjusted EBITDA	$15.1	$4.6

  (A)
  Interest expense includes amortization expense of deferred financing costs of $0.4 for each of the year-to-date periods ended March 31, 2007 and 2006.

  (B)
  Other noncash items include $0.5 and $1.5 accrual for retirement benefits for the year-to-date periods ended March 31, 2007 and 2006, respectively. The year-to-date period ended March 31, 2007 also includes $0.1 of other compensation expense associated with stock option expense recognition under SFAS 123R. The year-to-date period ended March 31, 2006 also includes $0.1 loss on disposal of assets.

  (C)
  Nonrecurring items for the year-to-date periods ended March 31, 2007 and 2006 of $0.4 and $0.5, respectively, are associated with nonrecurring professional fees. The year-to-date period ended March 31, 2006 also includes $0.1 associated with an exclusive distribution agreement.

THE PROPOSED AMENDMENTS

        The Company is soliciting Consents from Holders to the Proposed Amendments and to the execution and delivery by the Company of the Supplemental Indenture. The Supplemental Indenture will be executed on or promptly following receipt by the Company of the Consent of Holders of at least a majority of the principal amount of the outstanding Notes.

        Set forth below are excerpts of certain existing provisions in the Indenture and changes to those provisions as contemplated by the Proposed Amendments. The descriptions of the Proposed Amendments are qualified in their entirety by reference to the form of the Supplemental Indenture set forth in Attachment A hereto and to the full and complete terms contained in the Indenture. Capitalized terms used but not defined below shall have the meaning given to them in the Indenture. Copies of the Indenture can be obtained without charge from the Information Agent at the address and telephone number set forth on the back cover of this document.

Comparison of Excerpted Existing Terms to Proposed Amendments

Existing Provision	Proposed Provision
Definition of Permitted Holder (Section 1.01 of the Indenture)	"Permitted Holder" means any of the following:
(i) any of C&D Fund IV, the Management Investors, CDR and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by CDR, (iii) any limited or general partners of, or other investors in, any of C&D Fund IV and its Affiliates, or any such investment fund or vehicle and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock or other equity interests of Holding or the Company. Upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), the term "Permitted Holder" shall, effective as of the date of this Indenture, also include any of the following: (i) any of BRS Fund II, BRS and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by BRS and (iii) any limited or general partners of, or other investors in, any of BRS Fund II and its Affiliates, or any such investment fund or vehicle.	"Permitted Holder" means any of the following:
(i) ~~any of C&D Fund IV, the Management Investors, CDR and their respective~~ the Sponsors and its Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by ~~CDR~~ the Sponsors, (iii) any limited or general partners of, or other investors in, any of ~~C&D Fund IV~~ the Sponsors and its Affiliates, or any such investment fund or vehicle and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock or other equity interests of Holding or the Company. ~~Upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), the term "Permitted Holder" shall, effective as of the date of this Indenture, also include any of the following: (i) any of BRS Fund II, BRS and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by BRS and (iii) any limited or general partners of, or other investors in, any of BRS Fund II and its Affiliates, or any such investment fund or vehicle.~~

Definition of Sponsors (Section 1.01 of the Indenture)
"Sponsors" means (i) CD&R and (ii) upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), and effective as of the date of this Indenture, the collective reference to CD&R and BRS.
"Sponsors" means Cerberus Capital Management, L.P. ~~(i) CD&R and (ii) upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), and effective as of the date of this Indenture, the collective reference to CD&R and BRS.~~

        On or following receipt of the Required Consents, the Company, the Guarantor and the Trustee will execute the Supplemental Indenture. If the Supplemental Indenture is executed, the Holders who do not deliver their Consent will be bound thereby, even though they did not consent to the Proposed Amendments, and will not receive the Early Consent Fee. However, Holders who deliver their consent after the Early Consent Date but on or prior to the Expiration Date will be entitled to receive the Late Consent Fee. The Supplemental Indenture will become effective upon execution by the Company, the Guarantor and the Trustee but will provide that the Proposed Amendments will not become operative until such time as the Company notifies the Information Agent and the Trustee that each of the conditions set forth herein, including the closing of the Transaction, is satisfied or waived. The Transaction, which is subject to customary closing conditions, is expected to close in May or June of 2007. If the Consent Solicitation is terminated or withdrawn, or the conditions set forth herein are not satisfied or waived for any reason, the Indenture will remain in effect in its present form. The Supplemental Indenture will implement the Proposed Amendments as to all Holders and their subsequent transferees whether or not such Holders have provided their Consent.

Effects of the Proposed Amendments

        If the Proposed Amendments are adopted and the Supplemental Indenture is executed, (i) the term "Permitted Holder", for the purpose of determining whether a Change of Control has occurred under the Indenture, shall include Cerberus-related persons rather than persons related to certain existing equity owners of Holding, and as a result, the Transaction (and certain other transactions, so long as any Permitted Holder retains voting control of the Company and the specified composition of the board of directors of the Company is maintained, each as described in the definition of Change of Control in the Indenture) will not constitute a Change of Control under the Indenture and the Holders will have no Put Right as a result of the Transaction (or such other transactions), and (ii) Cerberus will replace the existing Sponsors under the Indenture and the Company will be permitted to make certain payments to Cerberus and its affiliates that it currently is permitted to make to the current Sponsors and their affiliates under the Indenture, with the exception of the annual management fee permitted pursuant to the existing Consulting Agreements (as discussed above).

THE CONSENT SOLICITATION

General

        The Company is soliciting Consents, upon the terms and subject to the conditions set forth herein and in the accompanying Consent Letter, to the Proposed Amendments. See "The Proposed Amendments".

        The Supplemental Indenture containing the Proposed Amendments will be executed on or promptly following receipt by the Company of the Required Consents. The Supplemental Indenture will become effective upon execution by the Company, the Guarantor and the Trustee, but will provide that the Proposed Amendments will not become operative until such time as the Company notifies the Information Agent and the Trustee that each of the conditions set forth herein, including the closing of the Transaction is satisfied or waived. The Transaction, which is subject to customary closing conditions, is expected to close in May or June of 2007. If the Consent Solicitation is terminated or withdrawn, or if any of the conditions set forth herein, including the closing of the Transaction, are not satisfied or waived for any reason, the Indenture will remain in effect in its present form. The Transaction is not conditioned on the consummation of the Consent Solicitation. The Supplemental Indenture will implement the Proposed Amendments as to all Holders and their subsequent transferees whether or not such Holders have provided their Consent.

        The Consent Solicitation is being made to all registered Holders of Notes as shown in the records maintained by the Trustee at the Record Date, and their duly appointed proxies. As of the Record Date, all $200,000,000 principal amount of the Notes were held of record by DTC on behalf of DTC Participants. DTC has authorized Holders to execute and deliver Consents as if they were Holders as of the Record Date of Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee.

        If the Consent Solicitation is not terminated, and if the Required Consents with regard to the Notes have been received (and not revoked) by the Early Consent Date, the Supplemental Indenture has been executed by the parties thereto, and the Company has notified the Information Agent and the Trustee that each of the other conditions set forth herein, including the closing of the Transaction, is satisfied or waived, then the Company will promptly pay each Holder who has delivered (and not revoked) a valid Consent on or prior to the Expiration Date an amount equal to (a) the Early Consent Fee if such Holder has delivered (and not revoked) a valid Consent on or prior to the Early Consent Date or (b) the Late Consent Fee if such Holder has delivered a valid Consent after the Early Consent Date but on or prior to the Expiration Date. Holders who do not provide their Consent prior to the Expiration Date will not receive either the Early Consent Fee or the Late Consent Fee. The Early Consent Fee is $5.00 per $1,000 principal amount of Notes in respect of which a valid Consent has been delivered on or prior to the Early Consent Date, and the Late Consent Fee is $2.50 per $1,000 principal amount of Notes in respect of which a valid Consent has been delivered after the Early Consent Date but on or prior to the Expiration Date. The Company will not be obligated to pay either the Early Consent Fee or the Late Consent Fee if the Consent Solicitation is terminated. The Company's obligation to promptly pay the Early Consent Fee and the Late Consent Fee are subject to conditions as set forth below, including the receipt of Required Consents with regard to the Notes, the execution of the Supplemental Indenture and the closing of the Transaction. The Company will notify the Information Agent, and will issue a press release notifying the Holders of the Notes of its receipt of the Required Consents (assuming the Required Consents have been received) promptly after the receipt thereof, and will promptly notify the Information Agent and the Trustee upon satisfaction or waiver of all conditions set forth herein.

        The Consent Solicitation may be terminated by the Company, in its sole discretion, at any time on or prior to the Expiration Date. If the Consent Solicitation is terminated, all Consents received shall be void, and the Company will not be obligated to pay the Early Consent Fee or the Late Consent Fee to any Holders.

        None of the Company, the Guarantor, the Trustee, the Information Agent or the Solicitation Agent makes any recommendation as to whether or not Holders should deliver Consents.

        Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information Agent at its telephone number set forth on the last page hereof. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Conditions to the Execution of the Supplemental Indenture

        The execution by the Company and the Trustee of the Supplemental Indenture is conditioned on (a) Required Consents having been received (and not revoked) by the Early Consent Date, (b) the satisfaction of conditions precedent contained in the Indenture and (c) the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, in the Company's sole judgment, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or that would, in the Company's sole judgment, question the legality or validity thereof.

        The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to such conditions. In the event that any of the foregoing conditions is not satisfied, the Company may, in its sole discretion, (i) allow the Consent Solicitation to lapse, (ii) extend the Consent Solicitation and continue soliciting Consents pursuant to the Consent Solicitation or (iii) otherwise amend the terms of the Consent Solicitation. No Early Consent Fee or Late Consent Fee will be paid if any of the foregoing conditions is not satisfied or waived for any reason.

Conditions to the Payment of the Early Consent Fee and the Late Consent Fee

        The obligation of the Company to pay the Early Consent Fee and the Late Consent Fee with respect to properly executed, delivered and unrevoked Consents is conditioned on (a) there being validly delivered and not validly revoked prior to the Early Consent Date the Required Consents, (b) the prior or concurrent execution of the Supplemental Indenture, (c) the closing of the Transaction and (d) the absence of any law or regulation which would, and the absence of any pending or threatened injunction or other proceeding which (if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments or the payment of the Early Consent Fee or the Late Consent Fee, or that would, in the Company's sole judgment, question the legality or validity thereof.

        The conditions in the above paragraph are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to such conditions. No Early Consent Fee or Late Consent Fee will be paid if any of the foregoing conditions is not satisfied or waived for any reason.

        The Company will pay the Early Consent Fee and the Late Consent Fee promptly after the Notice Date. Payment for Consents will be made by deposit of funds with the Information Agent, which will act as agent for the Holders for the purpose of receiving payments from the Company and transmitting such payments to the Holders. If a Holder as of the Record Date delivers a Consent and subsequently transfers its Notes, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such Holder as of the Record Date rather than to such Holder's transferee.

Procedures for Consenting

        Holders as of the Record Date desiring to deliver Consents should complete, sign and date the Consent Letter in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth on the front cover and last page of the Consent Letter for receipt on or prior to the Expiration Date. The delivery of Consents (and subsequent acceptances by the Company) pursuant to the procedures set forth herein will constitute a binding agreement between the consenting Holder and the Company in accordance with the terms and subject to the conditions herein and in the Consent Letter.

        Only Holders as of the Record Date may execute Consents and, unless revoked by such Holders in the manner described herein, such Consents will be binding on all beneficial owners and subsequent transferees of the Notes with respect to which such Consents were given. DTC will authorize DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consents as if they were Holders as of the Record Date of Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holders" means DTC Participants for whom DTC held Notes as of the Record Date. To cause a Consent to be given with respect to Notes held through DTC, DTC Participants must complete and sign the Consent Letter and mail or deliver it to the Information Agent at its address or facsimile number set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

        Each beneficial owner of Notes desiring that a Consent be given with respect to such Notes must instruct the Holder of such Notes (i.e., the custodian bank, depositary, broker, trust company or other nominee that is the DTC Participant with respect to such Notes) as of the Record Date to execute a Consent Letter and deliver it to the Information Agent on such beneficial owner's behalf.

        Signatures on a Consent Letter must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, unless such Consent Letter is delivered by (a) the Holder as of the Record Date of the applicable Notes and that Holder has not completed either of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" in the Consent Letter or (b) by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States.

        HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTER TO THE INFORMATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENT LETTERS SHOULD BE DELIVERED TO THE INFORMATION AGENT AND NOT TO THE COMPANY, THE GUARANTOR, THE TRUSTEE OR THE SOLICITATION AGENT.

        HOLDERS SHOULD NOT TENDER OR DELIVER NOTES TO THE COMPANY, THE TRUSTEE, THE GUARANTOR, THE INFORMATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME.

        All questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of Consents will be determined by the Company in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all Consents that it determines are not in proper form or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Consent Solicitation (including the instructions in the Consent Letter) will be final and binding. None of the Company, the Guarantor, the Trustee, the Information Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities in Consents or any notices of revocation or will incur any liability for failure to give any such notification.

Revocation of Consents

        Any Holder of Notes as of the Record Date who has consented to the adoption of the Proposed Amendments may revoke such Consent by delivering written notice of revocation to the Information Agent at any time prior to the date that the Supplemental Indenture is executed. In addition, a notice of revocation shall also be valid if provided to the Trustee on or prior to such date. Any such notice of revocation, to be effective, must be signed by the same Holder and in the same manner as the original Consent. Any revocation will apply to all Notes held by the Holder providing the revocation notice as to which a Consent was previously delivered, unless a lesser portion of such Notes as to which a Consent was previously delivered is expressly indicated in such notice of revocation. Holders who revoke their Consents will not be eligible to receive either the Early Consent Fee or the Late Consent Fee as to the portion of Notes for which a Consent was revoked. A Consent delivered after the date the Supplemental Indenture is executed may not be revoked.

        A valid revocation of a Consent by a Holder may be rescinded only by the execution and delivery of a new and valid Consent by the Holder, in accordance with the requirements and procedures set forth herein and in the Consent Letter.

        All questions as to the validity of notices of revocation will be determined by the Company in its sole discretion, whose determination will be final and binding. None of the Company, the Guarantor, the Trustee, the Solicitation Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

Termination, Amendments and Extensions

        Subject to applicable law, the Company reserves the right, in its sole discretion, (i) to terminate or amend, waive or modify any of the terms of the Consent Solicitation, including the Early Consent Fee, the Late Consent Fee or the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Solicitation Agent and the Information Agent, (ii) to extend the Consent Solicitation for any reason and (iii) not to extend the Consent Solicitation beyond the original Expiration Date or any date to which the Consent Solicitation has been previously extended.

        Consents submitted prior to the public announcement of an extension of the Early Consent Date or the Consent Solicitation in general, as provided below, will remain in effect unless validly revoked by the Holder granting such Consent. In the event the Company determines to extend the Early Consent Date or the Expiration Date, or determines to otherwise amend or terminate the Consent Solicitation, the Company will notify the Information Agent and the Solicitation Agent in writing or orally (promptly confirmed in writing) of any extension, amendment or termination and will promptly make a public announcement thereof, which in the case of an extension, will be not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Early Consent Date or Expiration Date, as the case may be. The Company may extend the Early Consent Date and/or the Consent Solicitation on a daily basis or for such specified period of time as determined in its sole discretion. Failure by any Holder or beneficial owner of the Notes to learn of such public announcement will not affect the extension of the Early Consent Date and/or the Consent Solicitation. If the Company makes a material change in the terms of the Consent Solicitation or in the information concerning the Consent Solicitation or if it waives a material condition to the Consent Solicitation, the Company will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional Consent Solicitation materials. Without limiting the manner in which the Company may choose to make any public announcements, the Company will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to any appropriate news agency.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following summary describes certain United States federal income tax consequences of the Consent Solicitation, the Proposed Amendments and/or the receipt of the Early Consent Fee or the Late Consent Fee (the Early Consent Fee and the Late Consent Fee hereinafter the "Consent Fee") to U.S. Holders and Non-U.S. Holders (each as defined below) as of the date hereof. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under United States federal income tax laws (such as financial institutions, broker dealers, insurance companies, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the Notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or foreign tax consequences or any tax consequences other than United States federal income tax consequences. This summary deals only with persons who hold the Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. There is no authority directly addressing the United States federal income tax consequences of the receipt of the Consent Fee and certain other matters contained herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. You should consult your tax advisors as to the particular United States federal income and other tax consequences to you of the Consent Solicitation, as well as the effects of state, local and non-United States tax laws.

        For purposes of this summary, a "U.S. Holder" means a beneficial owner of a Note (as determined for United States federal income tax purposes) that is, or is treated as, a citizen or individual resident of the United States, a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. A "Non-U.S. Holder" means any individual, corporation, estate or trust that is not a "U.S. Holder".

        If a partnership (including any entity treated as a partnership or other pass through entity for United States federal income tax purposes) is a holder of a Note, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular federal income and other tax consequences applicable to them.

        Persons considering consenting to the Proposed Amendments should consult their tax advisors concerning the United States federal income and other tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

  Tax Considerations for U.S. Holders

        Characterization of Receipt of the Consent Fee and Adoption of Proposed Amendments to U.S. Holders.    The tax treatment to a U.S. Holder as a result of the adoption of the Proposed Amendments and/or receipt of the Consent Fee will depend upon whether these result in a "deemed" exchange of the U.S. Holder's Notes for United States federal income tax purposes. Generally, the modification of a debt instrument will be treated as a "deemed" exchange of an old debt instrument for a new debt instrument if such modification is "significant" within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the "Regulations"). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Regulations, certain types of modifications, including changes in yield below a certain threshold and the alteration of customary accounting or financial covenants are not significant modifications. The receipt of the Consent Fee would result in a change in yield with respect to the Notes that the Company expects will be below the threshold and the adoption of the Proposed Amendments would result in the alteration of certain financial covenants that the Company believes are customary. Therefore, the Company believes and intends to take the position that the adoption of the Proposed Amendments and receipt of the Consent Fee should not cause a significant modification of the Notes under the Regulations and should not result in a deemed exchange of the Notes for United States federal income tax purposes.

        Treatment of Consent Fee to U.S. Holders.    Although there is no authority directly addressing the United States federal income tax consequences of the receipt of the Consent Fee, the Company intends to treat the Consent Fee as separate consideration for consenting to the Proposed Amendments. Under such treatment, such payments should be taxed as ordinary income at the time the Consent Fee is received or accrued, in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes. Holders are encouraged to consult their tax advisors as to the consequences of the receipt of the Consent Fee in their particular circumstances.

        U.S. Holders should note that no ruling has been requested from the IRS regarding the tax consequences of the receipt of the Consent Fee and adoption of the Proposed Amendments. No assurance can be given that the positions adopted by the Company, as described above, will be accepted by the IRS or a court. Positions different than those described above could affect the character or timing of income recognized with respect to the Notes for United States federal income tax purposes. Holders considering consenting to the Proposed Amendments should consult their tax advisors regarding federal, state, local and foreign income and other tax consequences of the possible receipt of the Consent Fee and adoption of the Proposed Amendments.

  Tax Considerations for Non-U.S. Holders

        As discussed in more detail under "Tax Considerations for U.S. Holders", the Company believes and intends to take the position that the adoption of the Proposed Amendments and receipt of the Consent Fee should not cause a significant modification of the Notes under the Regulations and should not result in a deemed exchange of the Notes for United States federal income tax purposes. The Company intends to treat any Consent Fee as a separate fee received by the Non-U.S. Holder and to withhold tax from such fee at a rate of 30% unless (i) the Non-U.S. Holder provides the Company or its paying agent, as the case may be, with a properly executed IRS Form W-8ECI stating that receipt of the Consent Fee is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States, in which case the Consent Fee would be subject to a net income tax and a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax, or (ii) a tax treaty between the United States and the country of residence of the Non-U.S. Holder eliminates or reduces the withholding on such fee and such Non-U.S. Holder provides a properly executed IRS Form W-8BEN. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of receiving the Consent Fee and the availability of a refund of any United States federal withholding tax or eligibility for a withholding tax exemption.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to Consent Fees paid to U.S. Holders other than certain exempt recipients (such as corporations). A U.S. Holder may also be subject to backup withholding with respect to the Consent Fees unless such U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii) provides its correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.

        In general, a Non-U.S. Holder will not be subject to backup withholding or related information reporting with respect to any Consent Fees, provided (i) such Non-U.S. Holder provides an applicable Form W-8, or appropriate substitute form, certifying as to its non-United States status, and the Company does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person or (ii) the Non-U.S. Holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Holder's United States federal income tax liability and, if withholding results in an overpayment of tax, such Holder may be entitled to a refund, provided that the required information is timely furnished to the IRS.

SOLICITATION AGENT AND INFORMATION AGENT

General

        The Company has retained Credit Suisse Securities (USA) LLC to act as Solicitation Agent (the "Solicitation Agent"). The Solicitation Agent will solicit consents and will receive reasonable and customary fees and reimbursement for expenses in connection therewith. D.F. King & Co., Inc. will act as information agent, tabulation agent and paying agent in connection with the Consent Solicitation, for which it will be paid reasonable and customary fees and reimbursements for certain expenses. The Company has agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities.

        The Solicitation Agent from time to time has provided, and may in the future provide, various financial advisory and other services for the Company and its affiliates. At any given time, the Solicitation Agent may trade the Notes for their own accounts or for the accounts of customers and, accordingly, may hold a long or short position in the Notes.

        Holders desiring to deliver Consents should complete, sign and date the Consent Letter in accordance with the instructions therein and mail or deliver it and any other required documents to the Information Agent at its address set forth on the last page of the Consent Letter for receipt on or prior to the Expiration Date.

Fees and Expenses

        The expenses of the Consent Solicitation will be borne by the Company; provided, however, that pursuant to the SPA, Cerberus has undertaken to provide (or to cause to be provided) immediately available funds to the Company for the full payment of Consent Solicitation fees and all related fees and expenses at the closing of the Transaction; and provided, further, that if the SPA is terminated pursuant to certain provisions therein, Cerberus shall reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including legal fees and expenses, printing costs, and the out-of-pocket costs, fees and expenses of any dealer manager, information agent, depositary or the other agent retained in connection with the Consent Solicitation) incurred by or on behalf of the Company in connection with the Consent Solicitation. The Consent Solicitation is being made by the Company at the request of Cerberus pursuant to the SPA. The Consent Solicitation may be made by mail, telephone, facsimile or electronic means or in person by officers and regular employees of the Company and its affiliates, who will not receive additional compensation therefor. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward the Consent Solicitation material to the beneficial owners of the Notes. The Company will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services.

Exhibit A

PROPOSED FORM OF SUPPLEMENTAL INDENTURE

REMINGTON ARMS COMPANY, INC.

as Issuer,

the GUARANTOR party hereto

and

U.S. Bank National Association

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of [], 2007

10 1/2% Senior Notes due 2011

        This SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), is dated as of [          ], 2007, by and among Remington Arms Company, Inc., a Delaware corporation (the "Company"), U.S. Bank National Association as Trustee (the "Trustee") and RA Brands, L.L.C. (the "Guarantor").

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an indenture dated as of January 24, 2003 (the "Indenture"), pursuant to which the Company has issued $200,000,000 principal amount of its 10 1/2% Senior Notes due 2011 (the "Notes");

        WHEREAS, Section 9.02 of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture entered into by the Company, the Guarantor and the Trustee with the consent of the registered holders (the "Holders") of not less than a majority in aggregate principal amount of the outstanding Notes, except for certain specific events which require the consent of all Holders of the Notes;

        WHEREAS, the Company undertook a consent solicitation (the "Consent Solicitation") pursuant to a Consent Solicitation Statement dated May 1, 2007 (the "Consent Solicitation Statement"), requesting that the Holders give their written consent to implement the amendments to the Indenture set forth in this Supplemental Indenture (the "Amendments");

        WHEREAS, the Company has received through the Consent Solicitation the valid consents of the Holders of at least a majority in aggregate principal amount outstanding of the Notes consenting to the substance of the Amendments set forth in this Supplemental Indenture;

        WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

        WHEREAS, the amendments effected by this Supplemental Indenture will not become operative unless and until the conditions set forth in Article Three are satisfied;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree for the equal and ratable benefit of all holders of the Notes as follows:

ARTICLE ONE DEFINITIONS

        The use of terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

ARTICLE TWO AMENDMENTS

        Section 2.1    Indenture Amendments.

        The Indenture is hereby amended as follows:

  (a)
  Section 1.01 is hereby amended in accordance with the following::

    The following definitions are amended in their entirety to read as follows:

      "Permitted Holder" means any of the following (i) the Sponsors and its Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by the Sponsors, (iii) any limited or general partners of, or other investors in, any of the Sponsors and its Affiliates, or any such investment fund or vehicle and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock or other equity interests of Holding or the Company.

      "Sponsors" means Cerberus Capital Management, L.P.

        Section 2.2    Mutatis Mutandis Effect.    The Indenture, as supplemented, is hereby amended mutatis mutandis to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 2.1 above.

ARTICLE THREE EFFECTIVENESS

        Section 3.1    Conditions to Effectiveness.    The amendments effected by this Supplemental Indenture shall not become operative unless and until each of the parties hereto has executed and delivered this Supplemental Indenture and the Company has notified D.F. King & Co., Inc. and the Trustee that each of the conditions set forth in the Consent Solicitation Statement have been satisfied or waived.

ARTICLE FOUR MISCELLANEOUS

        Section 4.1    Effect of the Supplemental Indenture.    This Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

        Section 4.2    GOVERNING LAW.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW RULES.

        Section 4.3    Trustee Makes No Representation.    The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        Section 4.4    Trust Indenture Act Controls.    If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

        Section 4.5    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction thereof.

        Section 4.6    Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first stated above.

REMINGTON ARMS COMPANY, INC.
as the Company
By:
Name: Title:
RA BRANDS, L.L.C.
as Guarantor
By:
Name: Title:
U.S. BANK NATIONAL ASSOCIATION
as Trustee
By:
Name: Title:

Any questions or requests for assistance or additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at the telephone number and address listed below. You may also contact your broker, dealer, commercial bank or trust company nominee for assistance concerning the Consent Solicitation.

        The Information Agent for the Consent Solicitation is:

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers Call Collect:
(212) 269-5550
All Others, Call Toll-Free:
(800) 431-9633

Questions regarding the terms of the Consent Solicitation can also be directed to the Solicitation Agent at its address listed below.

The Solicitation Agent for the Consent Solicitation is:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, New York 10010-3629
Attention: Liability Management

QuickLinks

Consent Solicitation Statement
IMPORTANT INFORMATION
HOLDERS OF NOTES SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
TABLE OF CONTENTS
AVAILABLE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
THE COMPANY
THE PROPOSED AMENDMENTS
THE CONSENT SOLICITATION
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
SOLICITATION AGENT AND INFORMATION AGENT
PROPOSED FORM OF SUPPLEMENTAL INDENTURE
W I T N E S S E T H
ARTICLE ONE DEFINITIONS
ARTICLE TWO AMENDMENTS
ARTICLE THREE EFFECTIVENESS
ARTICLE FOUR MISCELLANEOUS